Exhibit 10.52

SECURED PROMISSORY NOTE

$40,000	Effective May 09, 2023

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, American International Holdings Corp., a Nevada corporation (the “Maker”), hereby promises to pay to the order of The Loev Law Firm, PC, a Texas professional corporation (the “Holder”), Forty Thousand dollars ($40,000) (the “Principal”), plus Interest thereon, as discussed below, in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. The amounts owed hereunder by the Maker are secured by the terms of that certain Deed of Trust (defined below), dated on or around the date hereof, by Maker, as Grantor, to Holder, and the personal guaranty of the Guarantor (defined below), pursuant to the Guaranty (defined below), dated on or around the date hereof.

1. Effective Date. This Secured Promissory Note (this “Note” or “Promissory Note”) entered into on May [9], 2023 (the “Effective Date”). This Note evidences amounts owed by Maker to Holder as of the Effective Date, in consideration for past legal services performed on behalf of the Maker and legal fees associated with the final preparation and drafting for filing with the Securities and Exchange Commission (“SEC”) of the Maker’s Definitive Proxy Statement on Schedule 14A (the preliminary version of which was filed with the SEC on April 6, 2023 (the “Proxy Statement”)), and the submission to FINRA of a corporate action notification form in connection with the reverse stock split described in the Proxy Statement.

2. Defined Terms. Certain capitalized terms used below have the meanings given to such terms in Section 16.

3. Interest. The Principal amount of this Note shall accrue interest based on the Standard Interest Rate, compounded at the end of each calendar month and on the Maturity Date (“Standard Interest”). If not paid in full on the Maturity Date and/or if an Event of Default occurs hereunder, the Principal and Accrued Interest shall accrue interest at the Default Interest Rate, compounded monthly (at the end of each calendar month), until paid in full (“Default Interest” and together with Standard Interest, “Interest”). All computations of Interest shall be made on the basis of twelve 30-day months and where applicable, for the actual number of days elapsed. All Accrued Interest shall be paid on the Maturity Date.

4. Maturity Date. The “Maturity Date” of this Note shall be the earlier of( a) May 28, 2023; and (b) the date that the Holder has provided Maker written notice of an Acceleration (or if applicable, the date the amount due hereunder is automatically subject to Acceleration).

5. Prepayments. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty (each a “Prepayment”).

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6. Application of Payments. Unless an Event of Default under this Note has occurred and is continuing, all payments made by Maker under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Accrued Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note. If an Event of Default under this Note has occurred and is continuing, all payments made by Maker under this Note will be applied to the sums due under this Note in any order or combination that Holder may determine, in its sole discretion. Holder’s records shall be conclusive evidence, absent manifest error, of the amount outstanding under this Note at any time.

7. Payments Due on Non-Business Days. If any payment of Principal or Interest on this Note shall become due on a non-Business Day, such payment shall be made on the preceding Business Day.

8. No Impairment of Obligations of Maker. No provision of this Note shall alter or impair the obligation of Maker to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

9. Maximum Rate Limitation. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

10. Representations and Warranties of Maker. The Maker represents and warrants to Holder as of the date of this Note, as follows:

(a) The Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b) The Maker has the power and authority, and the legal right, to execute and deliver the Transaction Documents and to perform its obligations thereunder.

(c) No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Maker to execute, deliver, or perform any of its obligations under the Transaction Documents, except for consents previously obtained and any filings with Governmental Authorities which may be made after the date of this Note.

(d) The execution and delivery of the Transaction Documents and the consummation by the Maker of the transactions contemplated thereby do not and will not (a) violate any provision of the Maker’s Governing Documents; (b) violate any law or order applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any Material Agreement by which the Maker may be bound.

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(e) The execution and delivery by the Maker of the Transaction Documents (i) are within the Maker’s power and authority, and (ii) have been duly authorized by all necessary action.

(f) The Transaction Documents are a legally binding obligation of the Maker, enforceable against the Maker in accordance with the terms thereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(g) Maker has no Knowledge of any current Event of Default (as defined below) under this Note or any matter which with the passing of time could become an Event of Default.

(h) No litigation, action, investigation, event, or proceeding is pending or, to Maker’s Knowledge is threatened, by any Person or Governmental Authority against the Maker.

11. Affirmative Covenants of Maker. Until all amounts outstanding in this Note have been paid in full, the Maker shall:

(a) (i) Preserve, renew and maintain in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Comply with (i) all of the terms and provisions of its organizational documents; (ii) its obligations under the Transaction Documents; and (iii) all laws and orders applicable to it and its business; except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Promptly execute and deliver such further instruments and do or cause to be done such further acts as may be reasonably necessary or advisable, upon advice of counsel to the Maker, to carry out the intent and purpose of the Transaction Documents.

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12. Events of Defaults. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder in writing), the Principal and Accrued Interest under this Note shall accrue Interest at the Default Interest Rate, (a) Holder may, by written notice to the Maker, declare the Principal amount then outstanding of, and the Accrued Interest, if any, and all other amounts payable on, this Note to be immediately due and payable, if an Event of Default is triggered by any section below other than any of Sections (g)(ii) through (vi), and (b) if the Event of Default is triggered by any of Sections (g)(ii) through (vi) below, the Principal amount then outstanding of, and the Accrued Interest, if any, and all other amounts payable on, this Note, shall be immediately due and payable (as applicable (a) or (b), an “Acceleration”), and/or the Holder may take any action provided for below or as applicable, to enforce the Security Interest or Guaranty. The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a) the Maker shall fail to pay, when and as due, the Principal or Interest, payable hereunder or under any other promissory note pursuant to which Maker owes amounts to Holder, and such failure shall not have been cured within seven (7) days following the written notice thereof from the Holder to the Maker; or

(b) the Maker shall have breached in any material respect any term, condition or covenant in the Transaction Documents, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) Business Days following the written notice thereof from the Holder to the Maker, as applicable; or

(c) any material representation or warranty of the Maker made herein or the other Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made; or

(d) any money judgment, writ or similar final process shall be entered or filed against Maker or any subsidiary of Maker or any of its/their property for more than Ten Thousand Dollars ($10,000), which shall remain unvacated, unbonded or unstayed for a period of ten (10) calendar days; or

(e) the Maker shall have received a notice of default, which remains uncured for a period of more than ten (10) Business Days, on the payment of any one or more debts or obligations aggregating in excess of Ten Thousand Dollars ($10,000) beyond any applicable grace period; or

(f) the occurrence of a Material Adverse Effect which is not cured by the Maker within five (5) Business Days; or

(g) the Maker shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of sixty (60) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

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(h) the winding up, dissolution or liquidation of Maker; or

(i) the death of the Guarantor; or

(j) the Maker shall take any action authorizing, or in furtherance of, any of the foregoing.

13. Notice of Event of Default. Maker shall provide the Holder prompt written notice of Maker’s Knowledge of any Event of Default hereunder, which notice shall be provided no later than 24 hours after Maker’s Knowledge of such Event of Default.

14. Rights Upon the Occurrence of an Event of Default. In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, including, but not limited to the enforcement of the security interest described in and evidenced by the Deed of Trust (the “Security Interest”) and/or the guaranty set forth in the Guaranty. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, the Maker will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or in any Transaction Document or now or hereafter available at law, in equity, by statute or otherwise. Holder shall also have such other rights as described herein and in the Transaction Documents.

15. Maximum Rate. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of Interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note.

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16. Definitions. Unless otherwise required by the context in which a defined term appears, or otherwise set forth, the following terms shall have the meanings specified in this Section 16. Terms that are defined in other Sections of this Note shall have the meanings given to such terms in those Sections.

(a) “Accrued Interest” means any and all accrued and unpaid Interest on this Note.

(b) “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by law to be closed in the state of Texas.

(c) “Deed of Trust” means that certain Deed of Trust, Security Agreement, Assignment of Leases, Assignment of Rents, and Financing Statement, dated on or around the date hereof, by Maker as Grantor, to Holder, as such may be amended from time to time.

(d) “Default Interest Rate” means the rate of fifteen percent (15%) per annum.

(e) “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

(f) “Governing Documents” of an entity means the (i) articles or certificate of incorporation or association, certificate of formation, articles of organization or certificate of limited partnership or similar instrument under which an entity is formed; and (ii) the other documents or agreements, including bylaws, partnership agreements of partnerships, operating agreements of limited liability companies, or similar documents, adopted by the entity to govern the formation and internal affairs of the entity.

(g) “Guarantor” means Michael McLaren, an individual, and the Chief Executive Officer of the Maker.

(h) “Guaranty, means that certain Guaranty, dated on or around the date hereof, provided by Guarantor to Holder, as such may be amended from time to time.

(i) “Knowledge” means the actual knowledge of the Principal Persons of the referenced party or any knowledge which should have been obtained by any of the Principal Persons of such party upon reasonable investigation and inquiry.

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(j) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) of the Maker; (b) the validity or enforceability of this Note, the Security Interest or the guaranty set forth in the Guaranty; (c) the rights or remedies of the Holder hereunder or under any other Transaction Document; or (d) the Maker’s ability to perform any of its material obligations hereunder.

(k) “Material Agreement” means each agreement, contract or understanding to which the Maker is a party, which has an aggregate value, relates to aggregate possible payments, aggregate possible liability to the Maker to the counterparty, or an aggregate value of services to be rendered by the Maker or the counterparty, in each case during the term (including any possible extension terms called for in such agreement, contract or understanding) in excess of $10,000.

(l) “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

(m) “Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

(n) “Principal Persons” means any officer, director, owner, key employee or other Person with primary management or supervisory responsibilities with respect to a party, or any other Person.

(o) “Standard Interest Rate” means six percent (6%) per annum.

(p) “Transaction Documents” mean this Note, the Deed of Trust and the Guaranty.

17. Waiver of Demand and Presentment. Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the Holder. The Holder shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney’s fees.

18. Confirmation of Security Interest. The amount of the Principal and Accrued Interest due hereunder, as well as all other fees and costs and the amount of principal and accrued interest hereunder is secured by the Security Interest granted pursuant to the Deed of Trust and guaranteed by the Guarantor pursuant to the terms of the Guaranty. The entry by the Maker into the Deed of Trust and the Guarantor into the Guaranty are each an integral term and condition of this Note.

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19. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Note and any signed agreement or instrument entered into in connection with this Note, the Transaction Documents, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (email) or downloaded from a website or data room (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

20. Governing Law; Venue and Waiver of Jury Trial. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Harris County, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS NOTE (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS NOTE.

21. Successors and Assigns. This Note shall be binding upon the Maker, and Maker’s heirs, executors, administrators, successors and permitted assigns and inure to the benefit of the Holder named herein and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Holder may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker, but with written notice to, the Maker. The term “Maker” as used herein in every instance shall include the Maker’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Maker or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law, subject where applicable to applicable law and restrictions on this Note set forth on the cover page hereof.

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Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

22. Attorneys’ Fees. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Note, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

23. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

24. Amendments and Modifications. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

25. Entire Agreement. The Transaction Documents constitute the entire agreement of the parties regarding the matters contemplated herein and therein, or related thereto, and supersede all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

26. Construction. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Note are for convenience only and shall not affect the interpretation of this Note.

27. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 27, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 27, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the parties at the addresses on the signature page below, subject to notice of changes thereof from any party with at least ten (10) Business Days’ notice to the other party. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

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28. Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

29. Review of Documents; Acknowledgements. The parties each hereby acknowledge, and represent and warrant, that (a) such party has consulted with legal counsel of his own choice and has reviewed this Note with its legal counsel, (b) such party has reviewed this Note and fully understands the effects thereof and all terms and provisions contained herein, (c) such party has executed this Note of his/her own free will and volition, and (d) this Note shall be construed as if jointly drafted by the parties. The recitals contained in this Note shall be construed to be part of the operative terms and provisions of this Note.

30. Further Assurances. The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Note.

31. Remedies. The remedies provided in this Note and the other Transaction Documents to the Holder shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Maker to comply with the terms of this Note. The Maker acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Maker agrees that, in the event of any such breach or threatened breach, the holder of this Note could seek, in addition to all other available remedies, an injunction restraining any breach, without the need to post any bond or other security.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, Maker and Holder have duly executed this Secured Promissory Note on May 10, 2023, with an Effective Date as provided above.

“Maker”

American International Holdings Corp.

By:
Name:	Michael McLaren
Title:	CEO

Address for Notice:

Attn:	Michael McLaren
205 S Bailey Street Electra Texas 76360
Email:	mike@amihcorp.com
Fax:	1-940-217-2371

“Holder”

The Loev Law Firm, PC

By:
Name:
Title:

Address for Notice:

The Loev Law Firm, PC
Attn:	David M. Loev
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Phone:	(713) 524-4110
Fax:	(713) 524-4122
Email:	dloev@loevlaw.com

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